                                                                     EXHIBIT 4.3

                     --------------------------------------




                         NEURAL APPLICATIONS CORPORATION



                                       TO



                           FIRST TRUST & SAVINGS BANK



                                  -------------

                                 TRUST INDENTURE

                                  -------------




                           Dated as of August 1, 1997





                     --------------------------------------





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


                                TABLE OF CONTENTS
              (The Table of Contents is not part of the Indenture]


ARTICLE I        ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF DEBENTURES...............   2
         Section 101.      Amount, Execution and Delivery.............................................   2
         Section 102.      Execution..................................................................   2
         Section 103.      Form, Denominations and Dating.............................................   2
         Section 104.      Calculation and Payment of Interest........................................   2
         Section 105.      Payment of Principal.......................................................   3
         Section 106.      Exchange and Registration of Transfer .....................................   3
         Section 107.      Mutilated, Destroyed, Lost and Stolen Debentures ..........................   3
         Section 108.      Cancellation and Destruction of Debentures ................................   4
         Section 109.      Paying Agents..............................................................   4

ARTICLE II       COVENANTS OF THE COMPANY ............................................................   5
         Section 201.      Payment of Principal and Interest..........................................   5
         Section 202.      Letter of Credit; Substitute Letter of Credit .............................   5
         Section 203.      Office or Agency for Certain Purposes .....................................   5
         Section 204.      Pledge, Mortgage or Sale of Assets.........................................   5
         Section 205.      Appointments to Fill Vacancies in Trustee's Office ........................   6
         Section 206.      Certificate to Trustee.....................................................   6
         Section 207.      Waiver of Certain Covenants................................................   6

ARTICLE III      DEBENTURE HOLDERS LISTS, COMMUNICATIONS TO DEBENTURE
                 HOLDERS, AND COMPANY AND TRUSTEE REPORTS................................................7
         Section 301.      Company to Furnish Trustee Information as to Names and Addresses of
                           Debenture Holders ............................................................7
         Section 302.      Preservation of Information; Communications to Debenture Holders .............7
         Section 303.      Reports by Company............................................................8

ARTICLE IV       REDEMPTION OF DEBENTURES ...............................................................8
         Section 401.      Right of Redemption and Redemption Price ...................................  8
         Section 402.      Notice of Redemption..........................................................8
         Section 403.      Payment of Debentures Called for Redemption ................................  9
         Section 404.      Deposit of Redemption Price...................................................9

ARTICLE V        REMEDIES OF THE TRUSTEE AND DEBENTURE HOLDERS ON EVENT OF
                 DEFAULT.................................................................................9
         Section 501.      Events of Default Defined; Acceleration of Maturity; Waiver of Default .....  9
         Section 502.      Collection  of  Indebtedness  by  Trustee;  Call of Letter of  Credit;  Trustee
                           May Prove  Debt..............................................................10
         Section 503.      Application of Proceeds .....................................................11
         Section 504.      Limitations on Suits by Debenture Holders .................................  12
         Section 505.      Powers and Remedies Cumulative; Delay or Omission Not Waiver ..............  13
         Section 506.      Control by Debenture Holders; Waiver of Default ...........................  13
         Section 507.      Trustee to Give  Notice of  Defaults  Known to It,  but May  Withhold  in
                           Certain Circumstances........................................................13
         Section 508.      Right of Court to Require Filing of Undertaking to Pay Costs ..............  13

ARTICLE VI       CONCERNING THE TRUSTEE ................................................................14
         Section 601.      Duties and Responsibilities of Trustee ......................................14



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


         Section 602.      Certain Rights of Trustee....................................................15
         Section 603.      Trustee Exoneration From Responsibility ...................................  16
         Section 604.      Moneys Held by Trustee ......................................................16
         Section 605.      Compensation of Trustee .....................................................16
         Section 606.      Right of Trustee to Rely on Certificate of Certain Officers .................16
         Section 607.      Conflicting Interests........................................................16
         Section 608.      Persons Eligible for Appointment as Trustee .................................19
         Section 609.      Resignation and Removal of Trustee; Appointment of Successor ................19
         Section 610.      Acceptance of Appointment by Successor Trustee ..............................20
         Section 611.      Merger or Consolidation of Trustee...........................................21
         Section 612.      Preferential Collection of Claims Against Company ...........................21

ARTICLE VII      CONCERNING THE DEBENTURE HOLDERS.......................................................24
         Section 701.      Evidence of Action Taken by Debenture Holders ...............................24
         Section 702.      Proof of Execution of Instruments and of Holding of Debentures ..............24
         Section 703.      When Deemed Absolute Owners..................................................25
         Section 704.      Debentures Owned by Company Deemed Not Outstanding...........................25
         Section 705.      Right of Revocation of Action Taken .........................................25

ARTICLE VIII     DEBENTURE HOLDERS' MEETINGS............................................................25
         Section 801.      Purposes for Which Debenture Holders' Meetings May Be Called ................25
         Section 802.      Call of Meetings by Trustee..................................................26
         Section 803.      Company and Debenture Holders May Call Meetings .............................26
         Section 804.      Persons Entitled to Vote at Meeting .........................................26
         Section 805.      Determination of Voting Rights; Conduct and Adjournment of Meeting ..........26
         Section 806.      Counting Votes and Recording Action of Meeting ..............................27
         Section 807.      Meeting Does Not Hinder Exercise of Rights ..................................27

ARTICLE IX       SUPPLEMENTAL INDENTURES................................................................27
         Section 901.      Supplemental Indentures Without Consent of Debenture Holders.................27
         Section 902.      Supplemental Indentures with Consent of Debenture Holders....................28
         Section 903.      Effect of Supplemental Indentures............................................29
         Section 904.      Notation on Debentures in Respect of Supplemental Indentures.................29

ARTICLE X        CONSOLIDATION, MERGER, AND SALE........................................................29
         Section 1001.     Company May Consolidate or Merge on Certain Terms............................29
         Section 1002.     Sale of Assets by the Company................................................29

ARTICLE XI       SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE;
                 UNCLAIMED MONEYS.......................................................................30
         Section 1101.     Satisfaction and Discharge of Indenture......................................30
         Section 1102.     Application by Trustee of Funds Deposited for Payment of Debentures..........30
         Section 1103.     Defeasance and Discharge of Indenture and the Debentures.....................30
         Section 1104.     Legal Defeasance and Discharge...............................................30
         Section 1105.     Covenant Defeasance..........................................................31
         Section 1106.     Conditions to Legal or Covenant Defeasance.   .............................  31
         Section 1107.     Deposited Money and Government  Securities to be Held in Trust; Other
                           Miscellaneous  Provisions....................................................32
         Section 1108.     Reinstatement................................................................32
         Section 1109.     Return of Unclaimed Moneys...................................................33


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



ARTICLE XII      IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND
                 DIRECTORS..............................................................................33



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



ARTICLE XIII     MISCELLANEOUS PROVISIONS AND DEFINITIONS...............................................33
         Section 1301.     Successors...................................................................33
         Section 1302.     Benefit of Indenture Restricted to Parties and Debenture Holders.............33
         Section 1303.     Payments Due on Sundays and Holidays.........................................33
         Section 1304.     Notices and Demands on Company and Trustee ..................................33
         Section 1305.     Laws of Iowa to Govern.......................................................34
         Section 1306.     Officers' Certificates and Opinions of Counsel; Statements to
                           Be  Contained Therein........................................................34
         Section 1307.     Counterparts.................................................................34
         Section 1308.     Definitions..................................................................34
         Section 1311.     TIA Not Applicable...........................................................36







                              EXHIBITS TO INDENTURE

Exhibit A  -      Form of Debenture

Exhibit B  -      Letter of Credit

                                 TRUST INDENTURE


     THIS TRUST INDENTURE (the "Indenture") dated as of August 1, 1997, is entered into by and between NEURAL APPLICATIONS CORPORATION, a Delaware corporation (hereinafter referred to as the "Company") and FIRST TRUST & SAVINGS BANK, a state banking association duly organized and existing under the laws of the State of Iowa (the "Trustee").


                             RECITALS OF THE COMPANY

     WHEREAS, the Company has duly authorized the issuance of a series of debentures to be designated 8.75% Senior Secured Debentures due 2002 (the "Debentures") in an aggregate principal amount not to exceed Nine Million Dollars ($9,000,000); and

     WHEREAS, to provide the terms and conditions upon which the Debentures are to be issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

     WHEREAS, the Debentures and the Certificate of Authentication to be borne by each of same are to be substantially in the form set forth as Exhibit A to this Indenture; and

     WHEREAS, all things have been done which are necessary to make the Debentures, when executed, issued and delivered by the Company hereunder, the valid obligations of the Company and to constitute this Indenture a valid contract for the security of the Debentures, in accordance with the terms of the Debentures and this Indenture;


                                 GRANTING CLAUSE

     NOW, THEREFORE, to secure the payment of the principal of and interest on the Debentures and the performance of the covenants therein and herein contained and to declare the terms and conditions on which the Debentures are secured, and in consideration of the premises and of the purchase of the Debentures by the Holders thereof, the Company by these presents does grant, convey, assign, transfer, mortgage, pledge and confirm to the Trustee the rights of the Trustee pursuant to the Irrevocable Standby Letter of Credit (the "Letter of Credit") as more specifically described in Sections 202 of this Indenture and in the Letter of Credit (a copy of which is attached hereto as Exhibit B), to assure the payment of the principal and interest of the Debentures for the purposes herein expressed.

     NOW, THEREFORE, in consideration of the premises and of the purchase and acceptance of the Debentures by the Holders thereof and of the sum of One Dollar duly paid by the Trustee at the execution of these presents, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of all present and future Holders of the Debentures as follows:





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


                                    ARTICLE I
                   ISSUE, DESCRIPTION, EXECUTION, REGISTRATION
                           AND EXCHANGE OF DEBENTURES

     Section 101. Amount, Execution and Delivery. Debentures for an aggregate principal sum of up to Nine Million Dollars ($9,000,000) may be executed by the Company and delivered to the Holders of the Debentures upon the execution of this Indenture or from time to time thereafter subject to the terms and conditions of this Indenture.

     Section 102. Execution. The Debentures shall be signed on behalf of the Company by its President or a Vice President and by its Treasurer or an Assistant Treasurer. Such signatures may be manual or facsimile signatures and may be imprinted or otherwise reproduced on the Debentures.

     In case any officer of the Company who shall have signed any of the Debentures shall cease to be such officer before the Debentures so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Debentures may nevertheless be authenticated, and delivered or disposed of as though the person who signed such Debentures had not ceased to be such officer of the Company and shall bind the Company; and any Debenture signed on behalf of the Company by any such person who at the actual date of the execution of the Debenture shall be a proper officer of the Company, although at the date of the execution of this Indenture any such person shall not have been such an officer, may likewise be authenticated and delivered or disposed of and shall bind the Company.

     Section 103. Form, Denominations and Dating. The Debentures to be issued pursuant to this Indenture shall be identified as 8.75% Senior Secured Debentures due 2002. Each of the Debentures shall be substantially in the form of the 8.75% Senior Secured Debenture due 2002 attached hereto as Exhibit A. The Debentures may have such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or to conform to usage.

     The Debentures shall be issuable as registered Debentures without coupons in denominations of Fifty Thousand Dollars ($50,000), or multiples thereof.

     Every Debenture shall be dated from the date of its issuance and shall bear interest from such date, said interest and the principal sum of such Debenture to be paid pursuant to the payment terms of such Debenture.

     Section 104.  Calculation and Payment of Interest.

     Each Debenture shall bear interest at the rate of 8.75% per annum from the date of its original issuance. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. Interest shall be payable on March 31 and September 30 of each year beginning on March 31, 1998 (each such date an "Interest Payment Date").

     The person in whose name any Debenture is registered at the close of business on any Record Date (as hereinafter defined) with respect to interest payable on an Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date (subject to the provisions of Article IV, in the case of any Debenture or Debentures, or portion thereof, redeemed on a date subsequent to the relevant Record Date and prior to such Interest Payment
Date) notwithstanding the cancellation of such Debenture upon any registration or transfer or exchange subsequent to the Record Date and prior to such Interest Payment Date; provided, however, that if and to the extent of Default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the persons in whose names Outstanding Debentures are registered at the close of business on a subsequent Record Date

(which shall be not less than fifteen (15) days prior to the date of payment of such defaulted interest) which the Company shall establish for such payment by notice given by mail on behalf of the Company to the Holders of Debentures and the Trustee not less than ten (10) days preceding such Record Date. Payment of any defaulted interest may be made in any other lawful manner if, after notice given by the Company to the Trustee of the proposed payment pursuant to this sentence, such payment shall be deemed practicable by the Trustee. The term "Record Date" as used in this Section with respect to any Interest Payment Date shall mean the March 15 or September 15 immediately preceding such Interest Payment Date.

     Section 105. Payment of Principal. Principal of, and interest accrued to maturity on, the Debentures shall be considered paid on the date due, whether such principal and interst are due at maturity, upon acceleration or otherwise, if the Company shall deposit funds sufficient to pay the principal of and accrued interest on the Debentures with the Trustee at or before 10:00 a.m. Central Time on such date. The Trustee shall promptly return to the Company any funds deposited with the Trustee by the Company that are in excess of the amount necessary to pay the principal of, and accrued interest on, the Debentures.

     Section 106. Exchange and Registration of Transfer. Debentures may be exchanged for a like aggregate principal amount of Debentures of other authorized denominations. The Debentures to be exchanged shall be surrendered at the office or agency to be maintained by the Company in accordance with Section 203, and the Company shall execute in exchange therefor the Debenture or Debentures which the Debenture Holder making the exchange shall be entitled to receive.

     The Company shall keep, at the office or agency to be maintained by the Company in accordance with Section 203, a register or registers in which, subject to such reasonable regulations as it may prescribe, the Company shall register Debentures and shall register the transfer of Debentures as in this Article provided. Upon due presentment for registration of transfer of any Debenture at such office or agency (including compliance with the conditions to transfer noted on the form of Debenture attached hereto as Exhibit A), the Company shall execute and register and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Debenture or Debentures for a like aggregate principal amount. The Trustee shall deliver the authenticated Debenture or Debentures to the Company for delivery to the transferee or transferees.

     All Debentures presented or surrendered for registration of transfer or for exchange, redemption or payment (if so required by the Company or the Trustee) shall be duly endorsed by, or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company and the Trustee, duly executed by the Holder or by such Holder's attorney duly authorized in writing.

     No service charge shall be made for any exchange or registration of transfer of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

     The Company shall not be required to exchange or register any transfer of any Debentures from and after the mailing date of the notice of redemption provided for in Section 402.

     Section 107. Mutilated, Destroyed, Lost and Stolen Debentures. In case any Debentures shall become mutilated or be destroyed, lost or stolen, the Company, in the case of a mutilated Debenture shall, and in the case of a destroyed, lost, or stolen Debenture in its discretion may, execute and deliver, a new Debenture bearing a number not contemporaneously Outstanding, in exchange and substitution for the mutilated Debenture, or in lieu and substitution for the Debenture so destroyed, lost or stolen and the Trustee shall authenticate any such substituted Debenture and deliver the same upon the written request or authorization of any officer of the Company. In every case the applicant for a substituted Debenture shall furnish to the Company and to the Trustee such reasonable security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss, or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss, or theft of such Debenture and of the ownership thereof. Upon the issue of any substituted Debenture, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Debenture which has matured or is about to mature or in respect of which a notice of redemption under Section 402, has been mailed shall become mutilated or be destroyed, lost, or stolen, the Company may, instead of issuing a substitute Debenture, pay the same (without surrender thereof except in the case of a mutilated Debenture) if the applicant for such payment shall furnish to the Company and to the Trustee such reasonable security or indemnity as they may require to save each of them harmless, and, in case of destruction, loss, or theft, evidence satisfactory to the Company and the Trustee of the destruction, loss, or theft of such Debenture and of the ownership thereof.

     Every substituted Debenture issued pursuant to this Section shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost, or stolen Debenture shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures duly issued hereunder. All Debentures shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Debentures, and shall preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures, and shall preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

     Section 108. Cancellation and Destruction of Debentures. All Debentures surrendered for payment, redemption, exchange, or registration of transfer shall, if surrendered to the Company or any paying agent, be delivered to the Trustee for cancellation, or, if surrendered to the Trustee, shall be canceled by it, and no Debentures shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy, or make appropriate arrangements for the destruction of, canceled Debentures and deliver a certificate of such destruction to the Company. If the Company shall acquire any of the Debentures, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Debentures unless and until the same are surrendered to the Trustee for cancellation.

     Section 109. Paying Agents. The Company shall serve as Paying Agent for payments of interest on the Debentures and the Trustee shall serve as Paying Agent for payments of principal of, and accrued interest on, the Debentures at maturity, upon redemption, upon acceleration or otherwise (each, in such capacity, the "Paying Agent").


                                   ARTICLE II
                            COVENANTS OF THE COMPANY

     Section 201. Payment of Principal and Interest. The Company will duly and punctually pay or cause to be paid the principal of and interest on each of the Debentures at the times and place and in the manner specified in this Indenture and in the Debentures.

     Section 202.  Letter of Credit; Substitute Letter of Credit.

     (a) The Company shall obtain in favor of the Trustee, for the benefit of the Holders of the Debentures, and maintain until the earlier of November 29, 2002 or such time as the principal amount and all interest payable pursuant to the Debentures have been paid in full, an Irrevocable Standby Letter of Credit (the "Letter of Credit") in substantially the form attached hereto as Exhibit B, providing for payment to the Trustee, for the benefit of the Holders of the Debentures, of the Outstanding principal amount of the Debentures, plus all interest due and unpaid pursuant to the Debentures, and all costs of collection recoverable hereunder or pursuant to the Debenture, upon a Notice of Acceleration as provided for by Article V below and call by the Trustee as required by the Letter of Credit. The amount of the Letter of Credit shall at all times total at least one hundred seven percent (107%) of the Outstanding principal amount of the Debentures.

     (b) Subject to the terms and conditions hereof, at any time before December 31 of any year commencing in 1999 the Company may, at its option, obtain a substitute Letter of Credit meeting the conditions contained below (a "Substitute Letter of Credit"), in replacement of or substitution for the Letter of Credit then in effect. Any Substitute Letter of Credit shall be a letter of credit in favor of the Trusteee, for the benefit of the Holders of the Debentures, (i) the terms of which shall in all material respects be the same as those of the original Letter of Credit and (ii) the issuer of which shall be a bank, trust company or financial lender with assets in excess of $1 billion and with long-term obligations rated by Standard & Poors or a similar rating service of A (or the equivalent) or better. In order for such letter of credit to qualify as a Substitute Letter of Credit, the Company shall deliver to the Trustee at least forty-five (45) days prior to the effective date of such proposed Substitute Letter of Credit (iii) a copy of such proposed Substitute Letter of Credit, (iv) a copy of the agreement pursuant to which such Substitute Letter of Credit is proposed to be issued and (v) evidence that the issuer meets the qualifications contained in (ii) above. Unless the Trustee shall have given written notice to the Company within such forty-five (45) day period that the Substitute Letter of Credit does not, in the Trustee's reasonable opinion, meet the qualifications listed above, then upon the effective date of any qualifying Substitute Letter of Credit and the receipt thereof, the Trustee shall surrender the Letter of Credit previously in effect to the issuer thereof. Thereafter, any Substitute Letter of Credit shall be deemed the Letter of Credit for all purposes of this Indenture.

     Section 203. Office or Agency for Certain Purposes. As long as any of the Debentures remain Outstanding, the Company will maintain an office or agency (or offices or agencies) in the City of Coralville, Iowa, or in such other city in the State of Iowa as the Company shall notify the Trustee and the Holders of Debentures in writing, where the Debentures may be presented for registration of transfer and exchange as in this Indenture provided, and where notices and demands to or upon the Company in respect to the Debentures or this Indenture may be served. The principal office of the Company shall be the office or agency for the registration or transfer and exchange of Debentures unless the Company shall maintain some other office or agency for such purpose and shall give the Trustee written notice of the location thereof.

     Section 204. Pledge, Mortgage or Sale of Assets. The Company shall not pledge, mortgage, grant a security interest in, agree to the placement of any lien upon, or, other than in the ordinary course of its business, sell, any of its assets; provided, that the Company may grant a security interest in, or agree to the placement of a lien upon, any asset or assets if such security interest is granted or lien incurred to secure all or part of the purchase price, or to secure indebtedness incurred to pay all or part of the purchase price, of such asset or assets; and provided, further, that (a) any such security interest or lien shall be confined solely to the asset or assets so acquired and, if required by the terms of the instrument originally creating such security interest or lien, other assets which are an improvement to or are acquired for specific use in connection with such acquired assets or assets, together with any proceeds, including insurance proceeds, thereof and (b) any such security interest or lien shall be created within 120 days after the acquisition of such asset or assets; and provided, further, that in the event that the Company merges with another corporation (as permitted by Section 1001), the covenant contained in this Section 204 shall not apply to any pledge, mortgage, security interest or lien that existed upon the assets of such other corporation prior to such merger and was not created in contemplation of such merger, even if, after the merger, such pledge, mortgage, security interest or lien shall also apply to assets owned by the Company prior to the merger.

     Section 205. Appointments to Fill Vacancies in Trustee's Office. The Company, whenever necessary to avoid or fill a vacancy in the office of the Trustee, will appoint, in the manner provided in Section 609, a Trustee, so that there shall at all times be a Trustee hereunder.

     Section 206. Certificate to Trustee. The Company will deliver to the Trustee on or before April 1 in each year (beginning with 1998) an Officers' Certificate stating:

             (a) That the signing officers have conducted a review of the activities of the Company during the preceding year to determine whether there has been any Default by the Company in the performance of any covenants contained in this Article II, and Sections 1001 or 1002, and further stating whether or not they have obtained knowledge of any such Default and, if so, specifying each such Default of which the signers have knowledge and the nature thereof;

             (b) That the Company is not required to file any reports with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or, if the Company is required to file any reports with the Securities and Exchange Commission, it has timely filed all such reports and has provided the Trustee with a copy of each such report; and

             (c) The identity of each director duly elected by the stockholders of the Company and the identity of each officer duly appointed by the board of directors of the Company as of such date.

     Section 207. Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any term, provision or condition set forth in
Section 204 with respect to the Debentures if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Debentures, by act of such Holders, either shall waive such compliance in such instance or generally shall have waived compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.


                                   ARTICLE III
                   DEBENTURE HOLDERS LISTS, COMMUNICATIONS TO
               DEBENTURE HOLDERS, AND COMPANY AND TRUSTEE REPORTS

     Section 301. Company to Furnish Trustee Information as to Names and Addresses of Debenture Holders. The Company shall furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of Debentures. The Company shall also furnish or cause to be furnished to the Trustee an updated list reflecting any changes in the names or addresses of any of the Debenture Holders within fifteen (15) days after such change is furnished or caused to be furnished to the Company.

     Section 302. Preservation of Information; Communications to Debenture Holders.

     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of Debentures contained in the most recent list furnished to it as provided in Section 301. The Trustee may destroy any list furnished to it as provided in Section 301 upon receipt of a new list so furnished.

         (b) In case three (3) or more Holders of Debentures, hereinafter referred to as applicants, apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Debenture for a period of at least six (6) months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Debentures with respect to their rights under this Indenture or under the Debentures, and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five (5) business days after the receipt of such application, at its election, either:

                  (1) Afford such applicants access to the information preserved at the time by the Trustee in accordance Section 302(a); or

                  (2) Inform such applicants as to the approximate number of Holders of Debentures whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with
         Section 302(a), and as to the approximate cost of mailing to such Debenture Holders the communication specified in such application.

         (c) If the Trustee shall elect not to afford such applicants' access to such information, the Trustee shall, upon the written request of such applicants, mail to each Debenture Holder whose name and address appears in the information preserved at the time by the Trustee in accordance with Section 302(a), a copy of the communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or the provision for the payment, of the reasonable expenses of mailing, unless within five (5) days after such tender the Trustee shall mail to such applicants a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Debentures or would be in violation of applicable law. Such written statement shall specify the basis of such opinion.

         (d) Each and every Holder of the Debentures, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Debentures in accordance with Section 302(b), regardless of the source from which such information was derived and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 302(b).

         Section 303. Reports by Company.

         (a) If the Company is required to file reports with the Commission, the Company agrees to file with the Trustee, within fifteen (15) days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act.

         (b) The Company agrees, if required by law to do so, to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

         (c) The Company agrees to transmit to the Holders of Debentures as the names and addresses of such Holders appear upon the registration books of the Company, within thirty (30) days after filing thereof with the Trustee, such summaries of any information, documents, and Reports required to be filed by the Company pursuant to Section 303(a) or (b) as may be required by rules and regulations prescribed from time to time by the Commission.

         (d) The Company agrees to transmit to the Holders of Debentures as the names and addresses of such Holders appear upon the registration books of the Company, within thirty (30) days after receipt by the Company thereof, a copy of any audited annual financial statements of the Company.


                                   ARTICLE IV
                            REDEMPTION OF DEBENTURES

         Section 401. Right of Redemption and Redemption Price.

         (a) Debentures may be redeemed in the manner, at the time and at the redemption prices specified in this Article.

         (b) The Company may, at its option, redeem all, but not part, of the Debentures, prior to maturity, at any time within one hundred eighty (180) days after the closing of a public offering of the common stock of the Company, registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"), that results in net proceeds to the Company of at least Fifteen Million Dollars ($15,000,000), at a price of at least Eight Dollars ($8.00) per share, subject to adjustment for splits, reverse stock splits and stock dividends (a "Qualifying Public Offering").

         (c) Redemption shall be made only upon notice as set forth in Section 402, at a redemption price equal to One Hundred Percent (100%) of the principal amount plus accrued but unpaid interest to the date fixed for redemption.

         Section 402. Notice of Redemption. In case the Company shall desire to exercise its option to redeem all of the Debentures in accordance with Section 401 above, it shall fix a date for redemption, which date shall be not later than one hundred eighty (180) after the closing date of the Qualifying Public Offering, and shall mail or cause to be mailed a notice of such redemption at least thirty (30) days prior to the date fixed for redemption to the Holders of Debentures at their last addresses as the same appear on the registry books. Such mailing shall be by first class mail. Notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Debenture shall not affect the validity of the proceeding for the redemption of that Debenture or any other Debenture.

         The notice of redemption shall specify the date fixed for redemption and the redemption price at which Debentures are to be redeemed, and shall state that payment of the redemption price of the Debentures, together with accrued interest to the date fixed for redemption, will be made at the office or agency to be maintained by the Company in accordance with Section 203, upon presentation and surrender of such Debentures and that, unless the Company defaults in making the redemption payment, from and after the redemption date named in the notice of redemption interest will cease to accrue on the Debentures.

         Section 403. Payment of Debentures Called for Redemption. If the giving of notice of redemption shall have been completed as above provided, the Debentures shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after such date of redemption (unless the Company defaults in the payment of such Debentures) interest on the Debentures shall cease to accrue, and such Debentures shall be deemed not to be Outstanding hereunder and shall not be entitled to any benefit under this Indenture except to receive payment of the redemption price, together with accrued interest to the date fixed for redemption. On presentation and surrender of such Debentures at said place of payment in said notice specified, such Debentures shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption.

         Section 404. Deposit of Redemption Price. At or before 10:00 a.m. Central Time on the date of redemption, the Company shall deposit with the Trustee an amount of money, sufficient to pay the applicable redemption price of and accrued interest on the Debentures. The Trustee shall promptly return to the Company any money deposited with the Trustee by the Company in excess of the amounts necessary to pay the applicable redemption price of and accrued interest on, the Debentures.


                                    ARTICLE V
                  REMEDIES OF THE TRUSTEE AND DEBENTURE HOLDERS
                               ON EVENT OF DEFAULT

         Section 501. Events of Default Defined; Acceleration of Maturity; Waiver of Default. The following events shall be Events of Default:

         (a) Default in the payment when due of any interest upon any of the Debentures as and when the same shall become due and payable, and continuance of such Default for a period of forty five (45) days; or

         (b) Default in payment when due of principal on any of the Debentures at maturity, upon redemption or otherwise, and continuance of such Default for a period of ten (10) days; or

         (c) Failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Debentures or in this Indenture for a period of ninety (90) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company and the Trustee by Holders of at least twenty-five percent (25%) in aggregate principal amount of the Debentures at the time Outstanding; or

         (d) If the Company shall:

                  (1) Admit in writing its inability to pay its debts generally as they become due; or

                  (2) File a petition in bankruptcy or a petition to take advantage of any insolvency act; or

                  (3)      Make an assignment for the benefit of its creditors;
                           or

                  (4) Consent to the appointment of a receiver of itself or of the whole or any substantial part of its property; or

         (e) If the Company shall, on a petition in bankruptcy filed against it, be adjudicated a bankrupt or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of the Company, a receiver of the Company or of the whole or substantially all of its property, or approving a petition filed against it seeking reorganization or arrangement of the Company under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any

State thereof, and such adjudication, order, or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof; or

         (f) The occurrence of any Event of Default under the terms of the Debentures.

         If an Event of Default has occurred and is continuing, the Trustee by written notice to the Company, or the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Debentures at the time Outstanding by written notice to the Company and the Trustee (such written notice to the Company or to the Company and the Trustee, as applicable, a "Notice of Acceleration"), may declare the principal of all Debentures to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. This provision, however, is subject to the condition that if, at any time after the principal of the Debentures shall have been so declared due and payable, the Company shall voluntarily pay to the Holders of the Debentures a sum sufficient to pay all interest theretofore due and payable upon all the Debentures and the expenses of the Trustee, and any and all Events of Default under this Indenture or the Debentures, other than nonpayment of principal on Debentures which shall have become due solely as the result of such Notice of Acceleration, shall have been remedied, then and in every such case the Holders of a majority in aggregate principal amount of the Debentures then Outstanding, by written notice to the Company and to the Trustee, may on behalf of the Holders of all of the Debentures waive all Defaults and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Event of Default, or shall impair any right consequent thereon.

         Section 502. Collection of Indebtedness by Trustee; Call of Letter of Credit; Trustee May Prove Debt. The Trustee covenants that upon (a) the acceleration of the maturity of the Debentures pursuant to Section 501 hereof or
(b) the occurrence of an Event of Default under Section 501(b) above, the Trustee shall, within five (5) business days, deliver to the institution issuing the Letter of Credit (the "Issuing Institution") such drafts and other documents as shall be required pursuant to the Letter of Credit to call and obtain payment of the amount that then shall have become due and payable pursuant hereto and pursuant to the Debentures for principal and interest, with interest upon the overdue principal and (to the extent legally enforceable under applicable law) upon overdue installments of interest at the rate borne by the Debentures; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to the Trustee, its agents, attorneys, and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its gross negligence or bad faith.

         In case the Issuing Institution shall fail forthwith to pay such amounts upon presentment of such drafts and documents, the Trustee, in its own name as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid from and by the Issuing Institution, and may prosecute any such action or proceeding to judgment or final decree and may enforce any such judgment or final decree against the Issuing Institution pursuant to the Letter of Credit, and may collect in the manner provided by law from the Issuing Institution, the moneys adjudged or decreed to be payable pursuant to the Letter of Credit.

         In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company under the federal bankruptcy laws or any other applicable law relative to the Company, its creditors, or its property, or in case a receiver or trustee shall have been appointed for its property or in case of any other judicial proceedings relative to the Company, its creditors, or its property, the Trustee, irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to this Section 502, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Debentures, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Debenture Holders allowed in any judicial proceeding relative to the Company, its creditors, or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Debenture Holders to make such payments to the Trustee on behalf of the Holders, and, in the event that the Trustee shall consent to the making of such payments directly to the Debenture Holders, to pay to the Trustee any amount due it for compensation and expenses, including counsel fees incurred by it up to the date of such distribution; provided, however, that nothing in this Indenture shall be deemed to give to the Trustee any right to accept or consent to any plan of reorganization or otherwise by action of any character in any such proceeding to waive or change in any way any right of any Debenture Holders.

         All rights of action and of asserting claims under this Indenture, or under any of the Debentures or under the Letter of Credit, may be enforced by the Trustee without the possession of any of the Debentures, or of the production thereof on any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of the Debentures.

         In case of an Event of Default hereunder the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceedings in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

         Section 503. Application of Proceeds. Any moneys collected by the Trustee pursuant to Section 502 shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys:

         (a) To the payment of costs and expenses of collection, and of all amounts payable to the Trustee under Section 605;

         (b) In case the principal of the Outstanding Debentures shall not have become and be then due and payable, to the payment of interest on the Debentures, in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate per annum expressed in the Debentures, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

         (c) In case the principal of the Outstanding Debentures shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Debentures for principal and interest, with interest on the overdue principal and interest (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate per annum expressed in the Debentures; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Debentures, then, to the payment of such principal and interest, without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Debenture over any other Debenture, ratably to the aggregate of such principal and accrued and unpaid interest.

         (d) To the payment of the remainder, if any, to the Company, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

         Section 504. Limitations on Suits by Debenture Holders. No Debenture Holder shall have the right by virtue or by availing of any provision of the Debentures or this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Debentures or this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                  (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holder or Holders of at least 25% in principal amount of the Debentures make a written request to the Trustee to pursue the remedy;

                  (c) such Holder or Holders of at least 25% in principal amount of the Debentures offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 90 days after receipt of the request and the offer of indemnity and, if requested, the provision of indemnity; and

                  (e) during such 90 period the Holder or Holders of a majority in principal amount of the Debentures do not give the Trustee a direction inconsistent with the request;

it being understood and intended, and being expressly covenanted by the Holder of every Debenture with every other Holder and the Trustee, that no one or more Holders of Debentures shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb, or prejudice the rights of the Holders of any other of such Debentures, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable, and common benefit of all Holders of Debentures. For the protection and enforcement of this Section 504, each and every Debenture Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Notwithstanding any provision of this Indenture, however, the right of any Holder of any Debenture to receive payment on the principal of, and premium, if any, and interest on, such Debenture, on and after the respective due dates thereof as provided in such Debenture and this Indenture, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         Section 505. Powers and Remedies Cumulative; Delay or Omission Not Waiver. All powers and remedies given by this Article V to the Trustee or to the Debenture Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Debenture Holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or any Holder of any of the Debentures to exercise any right or power accruing upon any Default occurring and continuing as aforesaid, shall impair any such right or power, or shall be construed to be a waiver of any such Default or an acquiescence therein; and, subject to the provisions of Section 504, every power and remedy given by this Article or by law to the Trustee or to the Debenture Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Debenture Holders.

         Section 506. Control by Debenture Holders; Waiver of Default. The Holders of a majority in aggregate principal amount of the Debentures at the time Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that subject to the provisions of Section 601, the Trustee shall have the right to decline to follow any such direction if the Trustee, having been advised by counsel, shall determine that the action so directed may not be lawfully taken or if a responsible officer shall determine that the action so directed would be unduly prejudicial to the Debenture Holders not taking part in such direction. Prior to the giving of a Notice of Acceleration as provided in Section 501, the Holders of a majority in aggregate principal amount of the Debentures at the time Outstanding may on behalf of the Holders of all the Debentures waive any past Default or Event of Default hereunder and its consequences, except a Default in the payment of the principal of or interest on any of the Debentures. In the case of any such waiver, the Company, the Trustee, and the Holders of the Debentures shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

         Section 507. Trustee to Give Notice of Defaults Known to It, but May Withhold in Certain Circumstances. The Trustee shall, within ninety (90) days after the occurrence of a Default, mail to the Debenture Holders, as the names and addresses of such Holders appear upon the registration books of the Company, notice of each Default hereunder known to the Trustee, unless such Events of Default have been cured before the giving of such notice; provided, that, except in the case of default in the payment of the principal or interest on any of the Debentures, the Trustee shall be protected in withholding such notice if and so long as responsible officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Debenture Holders.

         Section 508. Right of Court to Require Filing of Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Debenture by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but this
Section 508 shall not apply to any suit instituted by the Trustee, or any suit instituted by any Debenture Holder, or group of Debenture Holders, holding in the aggregate more than twenty-five percent (25%) in principal amount of the Debentures Outstanding, or to any suit instituted by any Debenture Holder for the enforcement of the payment of the principal of and premium, if any, or interest, on any Debenture on or after the due date expressed in such Debenture.


                                   ARTICLE VI
                             CONCERNING THE TRUSTEE

         Section 601. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders, or other instruments, furnished to the Trustee pursuant to any provision of this Indenture, shall examine them to determine whether they conform to the requirements of this Indenture.

         No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (a) Prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default which may have occurred:

                  (1) The duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) In the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

         (b) The Trustee shall not be liable for any error or judgment made in good faith by a responsible officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

         (c) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Debentures at the time Outstanding relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

         None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for belief that the repayment of such funds or liability is not reasonably assured to it.

         Section 602. Certain Rights of Trustee. Except as otherwise provided in
Section 601:

         (a) The Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, bond or other paper, or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) Any request, direction, order, or demand of the Company mentioned herein shall be sufficiently evidenced by an instrument signed in the name of the Company by the President or any Vice President and the Secretary or an Assistant Secretary or Treasurer or an Assistant Treasurer (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors of the Company may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

         (c) The Trustee may consult with counsel and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

         (d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order, or direction of any of the Debenture Holders, pursuant to the provision of this Indenture, unless such Debenture Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses, and liabilities which may be incurred therein or thereby; nothing herein contained shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived) to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

         (e) The Trustee shall not be liable for any action taken, suffered, or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

         (f) Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the acts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, or other paper documents, unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Debentures then Outstanding; provided, that if the payment within a reasonable time to the Trustee of the costs, expenses, or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to so proceeding;

         (g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney employed with due care by the Trustee; and

         (h) The Trustee shall not be required to see that insurance on the property of the Company is effected or maintained, or to keep itself informed as to the performance or observance by the Company of any covenant or condition herein contained.

         Section 603. Trustee Exoneration From Responsibility. The recitals contained herein and in the Debentures (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures. The Trustee shall not be accountable for the use or application by the Company of any of the Debentures or of the proceeds of such Debentures, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture, or for the use or application of any moneys received by any paying agent other than the Trustee.

         Section 604. Moneys Held by Trustee. All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall not be under any liability for interest on any moneys received by it hereunder except as it may agree with the Company to pay thereon. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time upon the written order of the Company, signed by its President or any Vice President or its Treasurer or an Assistant Treasurer, its Secretary or an Assistant Secretary.

         Section 605. Compensation of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and, except as otherwise expressly provided, the Company will pay or reimburse the Trustee, upon its request, for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

         Section 606. Right of Trustee to Rely on Certificate of Certain Officers. Except as otherwise provided in Section 601, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered, or omitted by it under the provisions of this Indenture upon the faith thereof.

         Section 607. Conflicting Interests.

         (a) If the Trustee has or shall acquire any conflicting interest, as defined in this Section 607, it shall, within ninety (90) days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign in the manner and with the effect specified in this Section 609.

         (b) In the event that the Trustee shall fail to comply with the provisions of Section 607(a), the Trustee shall, within ten (10) days after the expiration of such ninety (90) day period, transmit notice of such failure to the Debenture Holders as the names and addresses of such Holders may appear upon the registration books of the Company.

         (c) For the purpose of this Section 607, the Trustee shall be deemed to have a conflicting interest if:

                  (1) The Trustee or, any of its directors or executive officers, is an obligor upon the Debentures issued under this Indenture or an underwriter for the Company;

                  (2) The Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with the Company or an underwriter for the Company;

                  (3) The Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee, or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that:

                           (A) One individual may be a director and/or an
                  executive officer of the Trustee and a director and/or an executive officer of the Company, but may not be at the same time an executive officer of both the Trustee and the Company;

                           (B) If and so long as the number of directors of the
                  Trustee in office is more than nine (9), one (1) additional individual may be a director and/or an executive officer of the Trustee and a director of the Company; and

                           (C) The Trustee may be designated by the Company or
                  by an underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent, or depository, or in any other similar capacity, or, subject to this Section 607(c)(1), to act as trustee whether under an indenture or otherwise;

                  (4) Ten percent (10%) or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner, or executive officer thereof, or twenty percent (20%) or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or ten percent (10%) or more is owned either by an underwriter for the Company or any director, partner, or executive officer thereof, or is beneficially owned, collectively, by any two or more persons;

         (d) For the purposes of this Section 607:

                  (1) The term "underwriter" when used with reference to the Company shall mean every person, who, within three (3) years prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or sold for the Company in connection with, the distribution of any security of the Company Outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.

                  (2) The term "director" shall mean any director of a corporation or any individual performing similar functions with respect to any organization whether incorporated or unincorporated.

                  (3) The term "person" shall mean an individual, a corporation, a limited liability company, a partnership, an association, a joint-stock company, a trust, an unincorporated organization, or a government or political subdivision thereof. As used in this paragraph, the term "trust" shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

                  (4) The term "voting security" shall mean any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement, or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

                  (5) The term "executive officer" shall mean the president, every vice president, every trust officer, the secretary, and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

                  The percentages of voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:

                           (A) A specified percentage of the voting securities
                  of the Trustee, the Company or any other person referred to in this Section 607 (each of whom is referred to as a "person" in this paragraph), means such amount of the Outstanding voting securities of such person as entitle the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

                           (B) A specified percentage of a class of securities
                  of a person means such percentage of the aggregate amount of securities of the class outstanding.

                           (C) The term "amount," when used in regard to
                  securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.

                           (D) The term "outstanding" means issued and not held
                  by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

                                     (i) Securities of an issuer held in a
                            sinking fund relating to securities of the issuer of the same class.

                                     (ii) Securities of an issuer held in a
                            sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise.

                                     (iii) Securities pledged by the issuer
                            thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise.

                                     (iv) Securities held in escrow if placed in
                            escrow by the issuer thereof.

                           Provided, however, that any voting securities of an
                  issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

                           (E) A security shall be deemed to be of the same
                  class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series as different classes and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

         Section 608. Persons Eligible for Appointment as Trustee. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States or any state authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least Three Million Five Hundred Thousand Dollars ($3,500,000), subject to supervision or examination by federal or state authority and having a place of business at the City of Iowa City or Cedar Rapids, Iowa, if there be such a corporation having a place of business in such cities willing and able to act as Trustee on reasonable and customary terms. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 609.

         Section 609. Resignation and Removal of Trustee; Appointment of Successor.

         (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the Holders of Debentures at their addresses as they shall appear on the registration books of the Company. Upon receiving such notice of resignation the Company shall promptly appoint a successor trustee by written instrument executed by order of the Board of Directors of the Company. If no successor trustee shall have been so appointed and have accepted appointment within thirty (30) days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Debenture Holder who has been a bona fide Holder of a Debenture or Debentures for at least six
(6) months may, subject to the provisions of Section 508, on behalf of such Holder and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe appoint a successor trustee.

         (b) In case at any time any of the following shall occur:

                  (1) The Trustee shall fail to comply with Section 607(a) after written request therefor by the Company or by any Debenture Holder who has been a bona fide Holder of a Debenture or Debentures for at least six (6) months; or

                  (2) The Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Company or by any such Debenture Holder; or

                  (3) The Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or subject to Section 508, any Debenture Holder who has been a bona fide Holder of a Debenture or Debentures for at least six (6) months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

         (c) The Holders of a majority in aggregate principal amount of the Debentures at the time Outstanding may at any time remove the Trustee and appoint a successor trustee.

         (d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 610.

         Section 610. Acceptance of Appointment by Successor Trustee. Any successor trustee appointed under Section 609 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed, or conveyance, shall become vested with all the rights, powers, duties, and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall upon payment of any amounts then due it pursuant to the provisions of
Section 605 execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

         No successor trustee shall accept appointment as provided in this
Section 610, unless at the time of such acceptance such successor trustee shall be eligible under Section 608.

         Upon acceptance of appointment as provided in this Section 610, the Company shall mail notice of the succession of such trustee hereunder to the Holders of Debentures at their addresses as they shall appear on the registration books of the Company. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

         Section 611. Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without execution or filing any paper or any further act on the part of any of the parties hereto.

         In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Debentures shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of the original Trustee or any successor to the Trustee hereunder and deliver such Debentures so authenticated; and in the case at that time any of the Debentures shall not have been authenticated, any successor to the Trustee may authenticate such Debentures either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the same full force and effect as that provided in the Debentures or in this Indenture with respect to a certificate of the original Trustee hereunder; provided, however, that the right to authenticate Debentures in the name of the Trustee herein shall apply only to its successor or successors by merger, conversion or consolidation.

         Section 612. Preferential Collection of Claims Against Company.

         (a) Subject to Section 612(b), if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within four (4) months prior to a default (as defined for purposes of this Section 612 in Section 612(c)) or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Debentures, and the holders of other indenture securities (as defined for purposes of this Section 612 in Section 612(c)):

             (1) An amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such four (4) month period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in Section 612(a)(2), or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

             (2) All property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such four (4) month period, or an amount equal to the proceeds of such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

         Nothing contained herein, however, shall affect the right of the
Trustee:

             (A) To retain for its own account (i) payments made on account of any such claim by any person (other than the Company) who is liable thereon; and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third person; and (iii) distributions made in cash, securities, or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the federal bankruptcy laws or applicable state law;

             (B) To realize for its own account, upon any property held by it as security for any such claim, if such property was held prior to the beginning of such four (4) month period;

             (C) To realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such four (4) month period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default, as defined in paragraph (c) of this Section 612, would occur within four (4) months;

             (D) To receive payment on any claim referred to in paragraph (B) or
         (C), against the release of any property held as security for such claim as provided in such paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

             For the purposes of paragraphs (B), (C), and (D), property substituted after the beginning of such four (4) month period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any preexisting claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

             If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, the Debenture Holders, and the holders of other indenture securities in such manner that the Trustee, the Debenture Holders, and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the federal bankruptcy laws or applicable state law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee, the Debenture Holders, and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the federal bankruptcy laws or applicable state law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or in proceedings for applicable state law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership, or proceeding for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee, the Debenture Holders, and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special accounts and the proceeds thereof, or
         (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee, the Debenture Holders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

                  Any Trustee who has resigned or been removed after the beginning of such four (4) month period shall be subject to paragraph
         (a) of this Section 612, as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such four (4) month period, it shall be subject to Section 612(a) if and only if the following conditions exist:

                           (i) The receipt of property or reduction of claim
                  which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such four (4) month period; and

                           (ii) Such receipt of property or reduction of claim
                  occurred within four (4) months after such resignation or removal.

         (b) There shall be excluded from the operation of paragraph (a) of this
Section 612, a creditor relationship arising from:

                  (1) The ownership or acquisition of securities issued under any indenture, or any security or the securities having a maturity of one year or more at the time of acquisition by the Trustee;

                  (2) Advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advance and of the circumstances surrounding the making thereof is given to the Debenture Holders at the time and in the manner provided in this Indenture;

                  (3) Disbursements made in the ordinary course of business in the capacity of trustee, under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depository, or other similar capacity;

                  (4) An indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction (as defined in paragraph (c) of this Section 612);

                  (5) The ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

                  (6) The acquisition, ownership, acceptance, or negotiation of any drafts, bills of exchange, acceptances, or obligations which fall within the classification of self-liquidating paper (as defined in paragraph (c) of this Section 612).

         (c)      As used in this Section 612:

                  (1) The term "default" shall mean any failure to make payment in full of the principal of or interest upon any of the Debentures or upon other indenture securities when and as such principal or interest becomes due and payable.

                  (2) The term "other indenture securities" shall mean securities upon which the Company is an obligor (as defined in the Trust Indenture Act of 1939, as amended (the "TIA")) outstanding under any other indenture (A) under which the Trustee is also trustee, (B) which contains provisions substantially similar to the provisions of paragraph (a) of this Section 612, and (C) under which a default exists at the time of the apportionment of the funds and property held in said special account.

                  (3) The term "cash transaction" shall mean any transaction in which full payment for goods or securities sold is made within seven
         (7) days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

                  (4) The term "self-liquidating paper" shall mean any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated, or incurred by the Company for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares of merchandise, and which is secured by documents evidencing title to, possession of, or lien upon the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares, or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiation, or incurring of the draft, bill of exchange, acceptance, or obligation.


                                   ARTICLE VII
                        CONCERNING THE DEBENTURE HOLDERS

         Section 701. Evidence of Action Taken by Debenture Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Debentures may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Debenture Holders in person or by agent or by proxy appointed in writing, or (b) by the record of the Holders of Debentures voting in favor thereof at any meeting of Debenture Holders duly called and held in accordance with the provisions of Article VIII, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Debenture Holders.

         Section 702. Proof of Execution of Instruments and of Holding of Debentures. Subject to the provisions of Sections 601, 602 and Section 806, proof of the execution of any instrument by a Debenture Holder or such Holder's agent or proxy and proof of the holding by any person of any of the Debentures shall be sufficient if made in accordance with such reasonable rules and regulation as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The ownership of Debentures shall be proved by the register of such Debentures or by a certificate of the Debenture registrar.

         The record of any Debenture Holders' meeting shall be proved in the manner in Section 806.

         Section 703. When Deemed Absolute Owners. Prior to due presentment for registration of transfer, the Company, the Trustee, any paying agent, and any Debenture registrar may deem and treat the person in whose name any Debenture shall be registered upon the books of the Company as the absolute owner of such Debenture (whether or not such Debenture shall be overdue and notwithstanding any notice of ownership or writing thereon) for the purpose of receiving payment of or on account of the principal of and premium, if any, and interest on such Debenture and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any Debenture registrar shall be affected by any notice to the contrary. All such payment so made to any such registered Holder for the time being, or upon such Holder's order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Debenture.

         Section 704. Debentures Owned by Company Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Debentures have concurred in any direction, consent, or waiver under this Indenture, Debentures which are owned by the Company or by any person directly or indirectly controlling or controlled by or under common control with the Company shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction or consent or waiver only Debentures which the Trustee knows are so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this Section 704 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Debentures and that the pledgee is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

         Section 705. Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 701, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action, any Holder of a Debenture which is shown by the evidence to be included in the Debentures the Holders of which have consented to such action may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in Section 702, revoke any such action so far as concerns such Debenture. Except as aforesaid any such action taken by the Holder of any Debenture shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Debenture or of any Debenture issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Debenture. Any action taken by the Holders of the percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all the Debentures.

                                  ARTICLE VIII
                           DEBENTURE HOLDERS' MEETINGS

         Section 801. Purposes for Which Debenture Holders' Meetings May Be Called. A meeting of Debenture Holders may be called at any time and from time to time pursuant to the provisions of this Article VIII, for any of the following purposes:

                  (1) To give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Debenture Holders pursuant to Article V;

                  (2) To remove the Trustee and appoint a successor trustee pursuant to Article VI;

                  (3) To consent to the execution of an indenture or indentures supplemental hereto pursuant to Section 902; or

                  (4) To take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Debentures under any other provision of this Indenture or under applicable law.

         Section 802. Call of Meetings by Trustee. The Trustee may at any time call for a meeting of Debenture Holders to take any action authorized in Section 801, to be held at such time and at such place in the Cities of Cedar Rapids, Iowa City or Coralville, Iowa, as the Trustee shall determine. Notice of every meeting of the Debenture Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to Holders of Debentures at their addresses as they shall appear on the registration books of the Company not less than twenty (20) nor more than one hundred eighty (180) days prior to the date fixed for the meeting.

         Section 803. Company and Debenture Holders May Call Meetings. In case at any time the Company, pursuant to the resolution of its Board of Directors, or the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Debentures then Outstanding, shall have requested the Trustee to call a meeting of Debenture Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or the Holders of Debentures in the amount above specified may determine the time and place in the Cities of Cedar Rapids, Iowa City or Coralville, Iowa, for such meeting and may call such meeting to take any action authorized in Section 801, by mailings notice thereof as provided in Section 802.

         Section 804. Persons Entitled to Vote at Meeting. To be entitled to vote at any meeting of Debenture Holders a person shall be (a) a Holder of one or more Debentures, or (b) a person appointed by an instrument in writing as proxy by a Holder of one or more Debentures. The only persons who shall be entitled to be present or to speak at any meeting of Debenture Holders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

         Section 805. Determination of Voting Rights; Conduct and Adjournment of Meeting. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Debenture Holders, in regard to proof of the holding of Debentures and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

         The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Debenture Holders as provided in Section 803, in which case the Company or the Debenture Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Debentures represented at the meeting and entitled to vote.

         At any meeting, the presence of persons holding or representing Debentures in an aggregate principal amount sufficient to take action upon the business for the transaction of which such meeting was called shall be necessary to constitute a quorum; but, if less than a quorum be present, the persons holding or representing a majority of the Debentures represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present.

         Subject to the provisions of Section 704, at any meeting each Debenture Holder or proxy shall be entitled to one (1) vote for each One Dollar ($1.00) of principal amount of Debentures held or represented by such Holder, provided, however, that no vote shall be cast or counted at any meeting in respect of any Debenture challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Debentures held by such person or instruments in writing as aforesaid duly designating such person as the person to vote on behalf of other Debenture Holders. Any meeting of Debenture Holders duly called pursuant to Section 802 or 803, may be adjourned from time to time, by vote of the Holders of a majority in principal amount of the Debentures represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

         Section 806. Counting Votes and Recording Action of Meeting. The vote upon any resolution submitted to any meeting of Debenture Holders shall be by written ballots on which shall be subscribed the signatures of the Holders of Debentures or of their representatives by proxy and the principal amount of the Debentures held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Debenture Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 802. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

         Any record so signed and verified shall be conclusive evidence of the matters therein stated.

         Section 807. Meeting Does Not Hinder Exercise of Rights. Nothing in this Article VIII shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Debenture Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Debenture Holders under any of the provisions of this Indenture or of the Debentures.

                                   ARTICLE IX
                             SUPPLEMENTAL INDENTURES

         Section 901. Supplemental Indentures Without Consent of Debenture Holders. The Company, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

         (a) To transfer, assign, mortgage or pledge to the Trustee as security for the Debentures any property or assets which the Company may desire to transfer, assign, mortgage or pledge;

         (b) To evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements, and obligations of the Company pursuant to Article X hereof;

         (c) To add to the covenants of the Company such further covenants, restrictions or conditions for the protection of the Holders of the Debentures as its Board of Directors and the Trustee shall consider to be for the protection of the Holders of Debentures, and to make the occurrence, or the occurrence and continuance, of a Default in any such additional covenants, restrictions, or conditions a Default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction, or condition, such supplemental indenture may provide for a particular period of grace after Default (which period may be shorter or longer than that allowed in the case of other Defaults) or may provide for an immediate enforcement upon such Default or may limit the remedies available to the Trustee upon such Default or may limit the right of the Holders of a majority in aggregate principal amount of the Debentures to waive such Default; and

         (d) To cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provisions contained herein or in any supplemental matters or questions arising under this Indenture as shall not adversely affect the interests of the Holders of the Debentures.

         (e) To conform this Indenture with any requirements of the Securities Act, the Exchange Act, or the TIA, or any similar state statute to which this Indenture, the Debentures issues pursuant hereto, or the Company shall hereinafter become subject to and governed by.

         The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations as may be therein contained and to accept the conveyance, transfer, assignment, mortgage, or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties, or immunities under this Indenture or otherwise.

         Any supplemental indenture authorized by the provisions of this Section 901 may be executed by the Company and the Trustee without the consent of the Holders of any of the Debentures at the time Outstanding, notwithstanding any of the provisions of Section 902.

         Section 902. Supplemental Indentures with Consent of Debenture Holders. With the consent (evidenced as provided in Section 701) of the Holders of not less than sixty-six and two-thirds percent (66-2/3%) in aggregate principal amount of the Debentures at the time Outstanding, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; provided, however, that no supplemental indenture shall (a) extend the fixed maturity of any Debentures, or reduce the principal amount thereof or any premium thereon, without the consent of the Holder of each Debenture so affected, or (b) reduce the aforesaid percentage of Debentures, the Holders of which are required to consent to such supplemental indenture, without the consent of the Holders of all Debentures then Outstanding.

         Upon the request of the Company, accompanied by a copy of a resolution of its Board of Directors certified by the Secretary or Assistant Secretary of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Debenture Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture.

         It shall not be necessary for the consent of the Debenture Holders under this Section 902 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

         Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 902, the Company shall mail a notice, setting forth in general terms the substance of, such supplemental indenture, to the Holders of Debentures, at their addresses as they shall appear on the registration books of the Company. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         Section 903. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article IX, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of Debentures shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

         Section 904. Notation on Debentures in Respect of Supplemental Indentures. Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article IX may bear a notation in form approved by the Trustee as to any matter provided in such supplemental indenture. If the Company or the Trustee shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee, and delivered in exchange for the Debentures then Outstanding.


                                    ARTICLE X
                         CONSOLIDATION, MERGER, AND SALE

         Section 1001. Company May Consolidate or Merge on Certain Terms. Provided that the obligations of the Indenture and the Debentures survive, nothing contained in this Indenture or in any of the Debentures shall prevent any consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties.

         Section 1002. Sale of Assets by the Company. The Company may not make a sale of all or substantially all of its assets, outside the ordinary course of business, without the consent of Holders of two-thirds (2/3) of the aggregate principal amount of the Debentures then Outstanding.


                                   ARTICLE XI
                    SATISFACTION AND DISCHARGE OF INDENTURE;
                          DEFEASANCE; UNCLAIMED MONEYS

         Section 1101. Satisfaction and Discharge of Indenture. If (a) the Company shall deliver to the Trustee for cancellation all Outstanding Debentures, or (b) all Outstanding Debentures not delivered to the Trustee for cancellation shall have become due and payable or by their terms are to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such Debentures not delivered to the Trustee for cancellation, including principal and premium, if any, and interest due or to become due to such date of maturity or redemption, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then

                  (1) This Indenture shall cease to be of further effect, and on and after such maturity date or redemption date, as the case may be, the Trustee, on demand of the Company accompanied by an Officers' Certificate and an opinion of counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of, and discharging, this Indenture; and

                  (2) All obligations of the Company in respect of the Debentures shall cease and be discharged and, subject to the provisions of Section 1103, the Holders of the Debentures shall thereafter be restricted exclusively to such funds for any and all claims of whatsoever nature on their part under this Indenture or with respect to the Debentures.

         Section 1102. Application by Trustee of Funds Deposited for Payment of Debentures. In the event the Trustee is designated as a paying agent, or in the event that funds come into the possession of the Trustee (whether by exercise of any remedy due to Default or otherwise), all moneys deposited with the Trustee pursuant to Section 1101, shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company acting as its own paying agent), to the Holders of the particular Debentures, for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest.

         Section 1103. Defeasance and Discharge of Indenture and the Debentures. The Company may at any time elect to have either Section 1104 or 1105 be applied to the Outstanding Debentures upon compliance with the conditions set forth in
Section 1106.

         Section 1104. Legal Defeasance and Discharge. Upon the Company's exercise under Section 1103 of the option applicable to this Section 1104, the Company shall be deemed to have been discharged from its obligations with respect to the Debentures on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Debentures, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1107 and the other Sections of this Indenture referred to in clauses (a) and (b) of this Section 1104, and to have satisfied all its other obligations under the Debentures and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Outstanding Debentures to receive solely from the trust fund described in Section 1106, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on the Debentures when such payments are due, (b) the Company's obligations under Sections 106, 107 and 203, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Article XI. Subject to compliance with this Article XI, the Company may exercise its option under this Section 1104 notwithstanding the prior exercise of its option under Section 1105 with respect to the Debentures.

         Section 1105. Covenant Defeasance. Upon the Company's exercise under
Section 1103 of the option applicable to this Section 1105, the Company shall be released from its obligations under the covenants contained in Sections 202, 204, 206, 302, 303 and 1002 on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Debentures shall thereafter be deemed not "Outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders of Debentures (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Debentures, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default with respect to the Debentures under Section 501(c) or (f) but, except as specified above, the remainder of this Indenture and the Debentures shall be unaffected thereby. In addition, upon the Company's exercise under Section 1103 of the option applicable to this Section 1105, Sections 501(d) and (e) shall not constitute Events of Default.

         Section 1106. Conditions to Legal or Covenant Defeasance. The following shall be the conditions to application of either Section 1104 or
Section 1105 to the Debentures:

         (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 608 who shall agree to comply with the provisions of this Article XI applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Debentures, (i) cash in U.S. Dollars in an amount, or (ii) non-callable Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in U.S. Dollars in an amount, or (iii) a combination thereof, in such amounts, as will be sufficient to pay and discharge and which shall be applied by the Trustee to pay and discharge (A) interest payments on the Debentures on each Interest Payment Date and (B) the principal of the Outstanding Debentures on September 30, 2002; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such non-callable Government Securities to said payments with respect to the Debentures.

         (b) In the case of an election under Section 1104, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably satisfactory to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance has not occurred.

         (c) In the case of an election under Section 1105, the Company shall have delivered to the Trustee an opinion of counsel in the United States to the effect that the Holders of the Outstanding Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred.

         (d) No Default or Event of Default with respect to the Debentures shall have occurred and be continuing on the date of such deposit or, in so far as subsection 501(d) or (e) is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

         (e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which the Company is bound.

         (f) The Company shall have delivered to the Trustee an opinion of counsel to the effect that the deposit with the Trustee of the assets deposited in connection with such Legal Defeasance or Covenant Defeasance, as the case may be, and the payment, from the assets so deposited or the proceeds thereof, of the principal of and interest on the Outstanding Debentures in accordance with the terms of the Indenture and the Debentures, would not be avoidable under
Section 544, 547 or 548 of Title 11 of the United States Code (the "Bankruptcy Code") as in effect on the date of such opinion in the event a petition naming the Company as debtor were filed under the Bankruptcy Code after the 91st day following such deposit.

         Section 1107. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 1108, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 1106 in respect of the Outstanding Debentures shall be held in trust and applied by the Trustee, in accordance with the provisions of the Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of the Debentures of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 1106 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Debentures.

         Anything in this Article XI to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any money or non-callable Government Securities held by it as provided in Section 1106 which are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

         Section 1108. Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. Dollars or non-callable Government Securities in accordance with Section 1104 or 1105, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 1104 or 1105 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with
Section 1104 or 1105, as the case may be; provided, however, that, if the Company makes any payment of principal of or interest on any Debenture following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Debenture to receive such payment from the money held by the Trustee or Paying Agent.

         Section 1109. Return of Unclaimed Moneys. Any moneys deposited with the Trustee or any Paying Agent not applied but remaining unclaimed by the Holders of Debentures for one (1) year after the date upon which the principal of and premium, if any, or interest on such Debentures shall have become due and payable, shall be repaid to the Company by the Trustee or such agent on demand; and the Holder of any of the Debentures entitled to receive such payment shall thereafter look only to the Company for the payment thereof.


                                   ARTICLE XII
                IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS
                                  AND DIRECTORS

         Section 1201. Personal Immunity from Liability of Incorporators, Stockholders, Officers and Directors. No recourse under or upon any obligation, covenant, or agreement of this Indenture, or of any Debenture, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, or against any past, present, or future stockholder, officer, or director, as such, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability and all such claims being hereby expressly waived and released as a condition of, and as consideration for, the execution of this Indenture and the issue of the Debentures, it being expressly understood that this Indenture and the obligations issued hereunder are solely non-recourse corporate obligations, and that any and all such personal liability is hereby expressly waived and released by every Holder of Debentures as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Debentures.


                                  ARTICLE XIII
                    MISCELLANEOUS PROVISIONS AND DEFINITIONS

         Section 1301. Successors. All the covenants, stipulations, promises, and agreements in this Indenture by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

         Section 1302. Benefit of Indenture Restricted to Parties and Debenture Holders. Nothing in this Indenture or in the Debentures, express or implied, shall give or be construed to give to any person, firm, or corporation, other than the parties hereto and the Debenture Holders, any legal or equitable right, remedy, or claim under or in respect of the Indenture, or under any covenant, condition, or provision herein contained; and subject to the provisions of
Section 1201, all its covenants, conditions, and provisions shall be for the sole benefit of the parties hereto and of the Debenture Holders.

         Section 1303. Payments Due on Sundays and Holidays. In any case where the date of maturity of interest on or principal of the Debentures or the date fixed for redemption of any Debentures shall be a Saturday, Sunday or legal holiday or a day on which banking institutions in the City of Cedar Rapids, Iowa, are authorized by law to close, then payment of interest or principal and premium, if any, may be made on the next succeeding business day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

         Section 1304. Notices and Demands on Company and Trustee. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Debentures on the Company shall be deemed to have been sufficiently given or served, for all purposes, if given or served on the Company at 2600 Crosspark Road, Coralville, Iowa 52241-3212 (until another address is filed by the Company with the Trustee). Any notice, direction, request, or demand by any Debenture Holder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the principal office of the Trustee at 1800 First Avenue NE, P.O. Box 2189, Cedar Rapids, IA 52406 (until another address is filed by the Trustee with the Company).

         Section 1305. Laws of Iowa to Govern. This Indenture and each Debenture shall be deemed to be a contract made under the laws of the State of Iowa, and for all purposes shall be construed in accordance with the laws of such State.

         Section 1306. Officers' Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an opinion of Counsel stating that in the opinion of such counsel all conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relative to such particular application or demand, no additional certificate or opinion need be furnished.

         Each certificate or opinion provided for in this Indenture, and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture, shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (d) a statement as to whether or not in the opinion of such person, such condition or covenant has been complied with.

         Section 1307. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         Section 1308. Definitions. The terms defined in this Section 1308 (except as otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto, shall have the respective means specified in this Section.

                  (a) Affiliate. The term "Affiliate" shall mean a person controlling, controlled by, or under common control with, another person.

                  (b) Board of Directors. The term "Board of Directors" shall mean the Board of Directors of the Company, or the Executive Committee of such Board.

                  (c) Debenture; Outstanding. The term "Debenture" or "Debentures" shall mean any Debentures authenticated and delivered under this Indenture.

                  The term "Outstanding," when used with reference to Debentures, shall, subject to the provisions of Section 704, mean, as of any particular time, all Debentures authenticated and delivered by the Trustee under this Indenture, except:

                           (1) Debentures theretofore canceled by the Trustee or
                  delivered to the Trustee for cancellation;

                           (2) Debentures for the payment or redemption of which
                  moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent), provided that if such Debentures are to be redeemed prior to the maturity thereto, notice of such redemption shall have been given as in Article IV provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

                           (3) Debentures in lieu of or in substitution for
                  which other Debentures shall have been authenticated and delivered pursuant to Section 107.

                  (d) Default. The term "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

                  (e) Event of Default. The term "Event of Default" shall mean any event specified in Section 501, continued for the period of time, if any, and after the giving of the notice, if any, thereof designated in the Indenture.

                  (f) Government Securities. The term "Government Securities" means securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof.

                  (g) Holder. The terms "Debenture Holder" and "Holder," and other similar terms, shall mean the person in whose name a particular Debenture is registered on the books of the Company kept for that purpose in accordance with the terms of this Indenture.

                  (h) Officers' Certificate. The term "Officers' Certificate" shall mean a certificate signed by the President or a Vice President and the Treasurer or an Assistant Treasurer or any accounting officer of the Company.

                  (i) Opinion of Counsel. The term "Opinion of Counsel" shall mean a written opinion of counsel (who may be an employee of or of counsel to the Company).

                  (j) Responsible Officer. The term "responsible officer," when used with respect to the Trustee, shall mean the chairman or the vice chairman of the board of directors or trustees, the chairman or vice chairman of the executive committee of the board of directors or trustees, the president, any vice president, the treasurer, the secretary, any trust officer, any second or assistant vice president, or any officer or assistant officer of the Trustee other than those specifically above mentioned customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with a particular subject.

                  (k) Trustee. The term "Trustee" shall mean First Trust & Savings Bank, a state banking association duly organized and existing under the laws of the State of Iowa and, subject to the provisions of
         Article VII, shall also include its successors and assigns. The term "principal office" of the Trustee shall mean the principal office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be administered.

         Section 1311. TIA Not Applicable. This Indenture is exempt from application of the TIA as in effect on the date of execution of this Indenture. In no event shall the amount of Debentures issued and Outstanding under this Indenture exceed Ten Million Dollars ($10,000,000).

                       SIGNATURE PAGE FOR TRUST INDENTURE

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.


                                          NEURAL APPLICATIONS CORPORATION


                                          --------------------------------------
By  /s/  Robert A. Squires
   ----------------------------------     --------------------------------------
Robert A Squires, President


                                          ....FIRST TRUST & SAVINGS BANK,
                                            Cedar Rapids, Iowa


                                          --------------------------------------
By  /s/  [illegible]
   ----------------------------------     --------------------------------------

   ----------------------------------     --------------------------------------
                                            and Trust Officer

                                   EXHIBIT "A"

No.                $
   -----            --------

                         NEURAL APPLICATIONS CORPORATION

                    8.75% SENIOR SECURED DEBENTURES DUE 2002


         THE DEBENTURE EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND HAS BEEN TAKEN BY THE HOLDER SOLELY FOR INVESTMENT PURPOSES. SAID DEBENTURE MAY NOT BE SOLD OR TRANSFERRED UNLESS (A) IT HAS BEEN REGISTERED UNDER SAID ACT AND REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR (B) THE COMPANY IS PRESENTED WITH EITHER A WRITTEN OPINION OF COUNSEL OR A "NO ACTION" LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION AND ANY APPLICABLE STATE SECURITIES COMMISSION, IN EITHER CASE IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE CIRCUMSTANCES OF SUCH SALE OR TRANSFER.

         NEURAL APPLICATIONS CORPORATION, a Delaware corporation, hereinafter referred to as the "Company," for value received, hereby promises to pay, solely in conformity with the terms of this Debenture and the Indenture (as such terms are defined below), to the Debenture Holder, or registered assigns, the principal sum of_________________ Thousand Dollars ($_______) on June 30, 2002 (or upon earlier redemption, as provided in the Indenture) in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debt, and to pay interest on the principal sum at the rate of 8.75% per annum from the date of issue of this Debenture until full payment of the principal sum has been made or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months and shall be payable on March 31 and September 30 of each year beginning on March 31, 1998 (each such date an "Interest Payment Date") to the person in whose name any Debenture is registered at the close of business on the March 15 or September 15 immediately preceding such Interest Payment Date. All payments to be paid hereunder shall be paid by check mailed to the registered Holder entitled thereto at such Holder's last address as it appears on the records of the Company.

         1. DEBENTURES. This Debenture is one of a duly authorized issue of Debentures of the Company designated as its "8.75% Senior Secured Debentures due 2002" (hereinafter referred to as the "Debentures") limited to an aggregate principal amount not to exceed Nine Million Dollars ($9,000,000), issued or to be issued under and pursuant to an Indenture dated as of August 1, 1997 (hereinafter referred to as the "Indenture") duly executed and delivered by the Company to First Trust & Savings Bank, Cedar Rapids, Iowa, as trustee (hereinafter referred to as the "Trustee"), to which Indenture and all indentures supplemental thereto (whether entered into with or without the consent of the Holder hereof, as provided in the Indenture) reference is hereby made for a complete description of the respective rights, limitations of rights, obligations, duties, and immunities thereunder of the Trustee, the Company, and the Holders of the Debentures. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture; in the event of any conflict or inconsistency between the terms of this Debenture and the terms of the Indenture, the terms of the Indenture shall govern.

         2. DEFAULT. In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect, and subject to the conditions provided in the Indenture.

         3. LIMITATION ON SUITS BY DEBENTURE HOLDERS; UNDERTAKING TO PAY COSTS. The Indenture provides that, if the Trustee and the Company shall have been given a Notice of Acceleration (as defined in the Indenture) in accordance with the terms of the Indenture, no Debenture Holder shall have the right by virtue or by availing of any provision of the Debentures or the Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Debentures or the Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder; it being understood and intended, and being expressly covenanted by the Holder of every Debenture with every other Holder and the Trustee, that no one or more Holders of Debentures shall have any right in any manner whatever by virtue or by availing of any provision of the Indenture to affect, disturb, or prejudice the rights of the Holders of any other Debentures, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture, except in the manner provided in the Indenture and for the equal, ratable, and common benefit of all Holders of Debentures. Notwithstanding any provision of the Indenture, however, the right of any Holder of any Debenture to receive payment on the principal of, and premium, if any, and interest on, such Debenture, on and after the respective due dates thereof as in such Debenture and the Indenture provided, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         The Indenture further provides that any court may in its discretion require, in any suit for the enforcement of any right or remedy under the Indenture, or any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but this provision shall not apply to any suit instituted by the Trustee, or any suit instituted by any Debenture Holder, or group of Debenture Holders, holding in the aggregate more than twenty-five percent (25%) in principal amount of the Debentures Outstanding, or to any suit instituted by any Debenture Holder for the enforcement of the payment of the principal of and premium, if any, or interest, on any Debenture on or after the due date expressed in such Debenture.

         4. REGISTRATION. The Debentures shall be registered as to principal and interest in the Holders' name in the manner hereinafter provided. Books for the registry of the Debentures shall be maintained at the office of the Company, and no transfer hereof shall be valid unless made on the Company's books at the office of the Company, by the registered Holder hereof, in person, or such Holder's attorney duly authorized in writing, and similarly noted hereon. Payment to the registered Holder hereof of the principal hereof or interest hereon shall be a complete discharge of the Company's liability with respect to any such payment, but the Company may, at any time, require the presentation hereof as a condition precedent to such payment.

         5. REDEMPTION. The Debentures constituting this series are subject to redemption by the Company on a date not later than sixty (60) days following the closing date of a Qualifying Public Offering (as defined in the Indenture), upon the terms and subject to the conditions described in the Indenture. Such redemption shall be at a redemption price equal to One Hundred Percent (100%) of the principal amount hereof plus accrued but unpaid interest hereon to the date fixed for redemption. Notice of redemption to the Holders of Debentures shall be in the form of written notice mailed by the Company at least thirty (30) days prior to the date fixed for redemption to the registered Holders of Debentures at their last addresses as they shall appear on the registry books of the Company, said notice to be by first class mail, postage prepaid. Payment of the redemption price of the Debentures, together with accrued interest to the date fixed for redemption, will be made at the office or agency to be maintained by the Company in accordance with the Indenture, upon presentation and surrender of such Debentures. Unless the Company defaults in making the redemption payment, from and after the redemption date named in the notice of redemption, interest will cease to accrue on the Debentures.

         6. REGISTERED HOLDER DEEMED OWNER. The Company and the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon or thereon made by anyone other than the Company or any Debenture registrar), for the purpose of receiving payment hereof or thereof or an account hereof or thereof and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

         7. LETTER OF CREDIT. The Company has obtained in favor of the Trustee, for the benefit of the Holders of the Debentures, and shall maintain until the earlier of November 29, 2002 or such time as the principal amount and all interest payable pursuant to the Debentures have been paid in full, an Irrevocable Standby Letter of Credit (the "Letter of Credit"), providing for payment to the Trustee, for the benefit of the Holders of the Debentures, of the Outstanding principal amount of the Debentures, plus all interest due and unpaid pursuant to the Debentures, and all costs of collection recoverable hereunder or pursuant to the Indenture, upon a Notice of Acceleration as provided for by the Indenture and call by the Trustee as required by the Letter of Credit. The amount of the Letter of Credit shall at all times total at least one hundred seven percent (107%) of the Outstanding principal amount of the Debentures.

         The Indenture further provides that, subject to the terms and conditions contained therein, the Company may, at its option, obtain a substitute Letter of Credit (a "Substitute Letter of Credit"), the terms of which shall in all material respects be the same as those of the original Letter of Credit and the issuer of which shall be a bank, trust company or financial lender with assets in excess of $1 billion and with long-term obligations rated by Standard & Poors or a similar rating service of B+ or better.

         8. NEGATIVE COVENANT. In the Indenture, and subject to the terms and provisions thereof, the Company has agreed that it shall not pledge, mortgage, grant a security interest in, agree to the placement of any lien upon, or, other than in the ordinary course of its business, sell, any of its assets; provided, that the Company may grant a security interest in, or agree to the placement of a lien upon, any asset or assets if such security interest is granted or lien incurred to secure all or part of the purchase price, or to secure indebtedness incurred to pay all or part of the purchase price, of such asset or assets; and provided, further, that (a) any such security interest or lien shall be confined solely to the asset or assets so acquired and, if required by the terms of the instrument originally creating such security interest or lien, other assets which are an improvement to or are acquired for specific use in connection with such acquired assets or assets, together with any proceeds, including insurance proceeds, thereof and (b) any such security interest or lien shall be created within 120 days after the acquisition of such asset or assets.

         9. NON-RECOURSE AGAINST INCORPORATORS, STOCKHOLDERS, OFFICERS, OR DIRECTORS; LIABILITY OF TRUSTEE. No recourse under or upon any obligation, covenant, or agreement of this Debenture, or of the Indenture, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, or against any past, present, or future stockholder, officer, or director, as such, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability and all such claims being hereby expressly waived and released as a condition of, and as consideration for, the execution of the Indenture and the issue of the Debentures, it being expressly understood that the Indenture and the Debentures issued thereunder are solely non-recourse corporate obligations, and that any and all such personal liability is hereby expressly waived and released by every Holder of Debentures as a condition of, and as a consideration for, the execution of the Indenture and the issue of such Debentures. Except as provided for in the Indenture, the Trustee shall not be liable to the Holders on the Debentures.

         10. AUTHORIZATION. The Company represents that all things necessary to make this Debenture, when executed by the Company as provided in the Indenture, the valid, binding and legal obligation of the Company as set forth in and limited by the terms of the Indenture, and to constitute these presents a valid Debenture and agreement according to its terms and the terms of the Indenture and that the execution of the Indenture and the execution and issue of this Debenture have in all respects been duly authorized.

         Witness the original or facsimile signature of the duly authorized officers of the Company.

Dated:
      --------------------
                                           By:
                                                --------------------------------
                                                Name:
                                                      --------------------------
                                                Title:
                                                       -------------------------

                                           By:
                                                --------------------------------
                                                Name:
                                                      --------------------------
                                                Title:
                                                       -------------------------

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


         This is one of the Debentures described above issued pursuant to the above-mentioned Indenture.

Dated:
       -------------
                                   FIRST TRUST & SAVINGS BANK, as Trustee

         By
                  -------------------------------------
                  Authorized Signatory
                  Name
                       -------------------------------
                  Title
                        ------------------------------